UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2023

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 25, 2023, EastGroup Properties, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). The EastGroup Properties, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) was adopted by the Board of Directors of the Company (the “Board of Directors”) on April 5, 2023, subject to the approval of the Company’s shareholders. At the Meeting, the Company’s shareholders approved the 2023 Equity Incentive Plan.

The principal terms of the 2023 Equity Incentive Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2023 (the “Proxy Statement”) under the caption “Proposal 5: Approval of the 2023 Equity Incentive Plan – Summary of the 2023 Equity Incentive Plan”, which description is incorporated herein by reference. This summary of the 2023 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2023 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this description by reference.

Item 5.07            Submission of Matters to a Vote of Security Holders.

On May 25, 2023, the Company held its 2023 annual meeting of shareholders. At the Annual Meeting, the Company’s shareholders (i) elected each of D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom to the Board of Directors, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, (iv) voted, on a non-binding, advisory basis, on the frequency of future advisory votes on executive compensation, and (v) approved the 2023 Equity Incentive Plan.

Proposal 1: Election of Directors. The results of the voting for the seven director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	37,485,564	943,880	19,772	2,991,175
H. Eric Bolton, Jr.	37,934,369	501,258	13,589	2,991,175
Donald F. Colleran	36,719,070	1,716,098	14,048	2,991,175
David M. Fields	36,153,981	2,281,723	13,512	2,991,175
Marshall A. Loeb	38,133,627	299,339	16,250	2,991,175
Mary E. McCormick	36,074,312	2,355,347	19,557	2,991,175
Katherine M. Sandstrom	36,575,460	1,859,281	14,475	2,991,175

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The results of the voting for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 were as follows:

Affirmative	Negative	Abstentions
39,939,194	1,478,651	22,546

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation. The results of the non-binding advisory vote on the compensation of the Company’s named executive officers were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
37,330,410	1,093,971	24,835	2,991,175

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Proposal 4: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The results of the non-binding advisory vote on the frequency of future advisory votes on executive compensation were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
37,470,317	9,969	948,870	20,060	2,991,175

Based on these results, the Company has decided to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers every year, until the next stockholder advisory vote on the frequency of the stockholder advisory vote on the compensation of named executive officers. A stockholder advisory vote on the frequency of stockholder advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

Proposal 5: Approval of the 2023 Equity Incentive Plan. The results of the vote to approve the 2023 Equity Incentive Plan were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
37,199,170	1,200,556	49,490	2,991,175

Item 8.01            Other Events.

On May 25, 2023, following the Annual Meeting, the Board of Directors appointed Donald F. Colleran to serve as the Chairman of the Board of Directors, effective as of the date of the Annual Meeting. Donald F. Colleran succeeds David H. Hoster II, who did not stand for re-election at the Annual Meeting.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	EastGroup Properties, Inc. 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         May 26, 2023

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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